COMPENSATION AGREEMENT

William A. Silvey, Jr., W. Scott Thompson, Roger N. Schmidt, Esq.
and Leonard W. Burningham, Esq., agree to accept 135,000, 135,000, 90,000 and 90,000 shares, respectively, of the one mill ($0.001) par value common stock of Environmental Pyrogenics, Inc., a Nevada corporation (the "Company"), as partial consideration for services rendered regarding the Agreement and Plan of Reorganization between the Company and Versatech Manufacturing, Inc., a Texas corporation.

Date: 12/22/97.                     /s/William A. Silvey, Jr.
                              William A. Silvey, Jr.

Date: 12/22/97.                     /s/W. Scott Thompson
                              W. Scott Thompson

Date: 12/22/97.                     /s/Roger N. Schmidt Esq.
                                    Roger N. Schmidt Esq.

Date: 12/22/97.                     /s/Leonard W. Burningham
                              Leonard W. Burningham, Esq.